Exhibit 10.27

NEITHER THIS WARRANT NOR ANY OF THE SHARES OF COMMON STOCK THAT MAY BE ISSUED ON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  NEITHER THIS WARRANT NOR ANY SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

No. W-	For the Purchase of 65,000 Shares of
Common Stock (subject to adjustment as set forth below)

VOID AFTER 5:00 P.M., BOSTON TIME, ON DECEMBER 20, 2010

DECEMBER 20, 2001

INVERNESS MEDICAL INNOVATIONS, INC.

WARRANT TO PURCHASE COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, RBS Mezzanine Limited, or its transferees or assigns (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), 65,000 duly authorized, fully paid, validly issued and nonassessable shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company (the “Shares”) at a price of $.001 per Share (the “Exercise Price”).  The right to purchase the Shares under this Warrant is exercisable, in whole or in part, at any time and from time to time after the date of this Warrant and prior to 5:00 p.m., Boston time, on December     , 2010.  The Shares deliverable upon exercise of this Warrant (including any adjusted number of Shares issuable pursuant to the provisions of this Warrant) are hereinafter sometimes referred to as “Warrant Shares.”  This Warrant is issued pursuant to the Warrant Agreement, dated as of December     , 2001, by and between the Company and RBS Mezzanine Limited (the “Warrant Agreement”).  Capitalized terms used in this Warrant and not otherwise defined have the meanings ascribed to them in the Warrant Agreement.

ARTICLE I

METHOD OF EXERCISE

Section 1.01.  Exercise of Warrant.

(a)   Subject to the conditions hereinafter set forth, this Warrant may be exercised by presentation and surrender of this Warrant, with the Notice of Exercise annexed hereto duly executed, to the Company at the offices of the transfer agent for the Common Stock accompanied by a payment, in cash or by certified or official bank check payable to the Company, in the amount equal to the product of (i) the number of shares of Common Stock designated in the

Notice of Exercise multiplied by (ii) the Exercise Price in effect at that time, whereupon the Holder shall be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

(b)   As soon as practicable after the exercise of this Warrant, and in any event within two New York Stock Exchange trading days, the Company shall issue and deliver to the Holder a certificate or certificates representing the number of Shares issuable upon the exercise of this Warrant (or such lesser number as shall be indicated on the Notice of Exercise), registered in the name of the Holder or its designee.  If this Warrant is exercised only in part, the Company also shall issue and deliver to the Holder a new Warrant, substantially in the form of this Warrant, covering the number of Warrant Shares which then are issuable hereunder.

(c)   Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company’s transfer agent as provided in Section 1(a).  The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Shares on exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Warrant Shares in a name other than that of the Holder and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no tax or other charge is due.

Section 1.02.       Reservation of Shares.  The Company shall at all times reserve and keep available, free from preemptive rights, out of the Company’s authorized but unissued Common Stock, for issuance on exercise of this Warrant, such number of Shares as shall be required for issuance and delivery upon exercise of this Warrant.

Section 1.03.       Fractional Shares.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  With respect to any fraction of a Share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price per Share as of the date of exercise.

ARTICLE II

TRANSFER

Section 2.01.       Transfer of Warrant.  This Warrant may be transferred in whole or in part by the Holder at any time, subject to the limitations set forth in this Article II.  Each Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise unless (a) there is an effective registration statement under the Securities Act with respect to this Warrant or such Warrant Shares or (b) the Company receives an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Securities Act, the following legend, or a legend in substantially similar form, may be published upon the certificate(s) evidencing the Warrant Shares issued pursuant to such exercise:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 2.02.       Method of Transfer.  Any transfer of this Warrant pursuant to Section 2.01 shall be effected by the Holder by executing the Form of Assignment annexed hereto and surrendering this Warrant for cancellation to the Company’s stock transfer agent, whereupon the Company shall issue in the name or names specified by the Holder a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of Warrant Shares as are issuable hereunder.

ARTICLE III

RIGHTS OF HOLDER

Section 3.01.       Loss or Destruction of Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as the Company reasonably may require (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the lost, stolen, mutilated or destroyed Warrant.  If any Warrant is lost, stolen, mutilated or destroyed, and the owner thereof desires to exercise the rights evidenced thereby, the Company may, in lieu of issuing a substitute Warrant, authorize the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may reasonably require.

Section 3.02.       Rights under Warrant Agreement.  In addition to the rights set forth herein, the Holder shall be entitled to the rights set forth in the Warrant Agreement.

ARTICLE IV

ADJUSTMENTS UPON CERTAIN EVENTS

Section 4.01.       Anti-Dilution Rights.  The number of shares of Common Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article IV.

(a)   If the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the number of Warrant Shares issuable upon exercise of this Warrant shall be the number determined by multiplying the number of Warrant Shares theretofore issuable upon the exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately following such action and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior thereto. If the Company declares a dividend in money or its Common Stock and at substantially the same time offers its stockholders a right to purchase new shares of Common Stock from the proceeds of such dividend, or for an amount substantially equal to such dividend, all shares of Common Stock so issued shall for purposes hereof be deemed issued as a stock dividend.

(b)   If the Company shall (i) sell or issue shares of its Common Stock, (ii) issue rights, options or warrants to subscribe for or purchase shares of Common Stock or (iii) issue or sell other rights or securities convertible into or for the purchase of shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price per share of Common Stock, the number of Warrant Shares thereafter issuable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore issuable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then Current Market Price per share of Common Stock.  Such adjustment shall be made whenever such shares, rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.  In determining whether any rights or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of Common Stock at less than the then Current Market Price, and in determining the aggregate offering price of the shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board (whose determination, if made in good faith, shall be conclusive).  To the extent that rights, options or warrants expire unexercised, the number of Warrant Shares issuable upon the exercise of this Warrant shall be readjusted to the number which would then be in effect had the adjustments made upon the issuance of such rights, warrants or options been made upon the basis of only the number of shares of Common Stock delivered pursuant to rights, options or warrants actually exercised.

(c)   If the Company shall distribute to all holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash, dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter issuable upon the exercise of this Warrant shall be determined by multiplying the number of Warrant Shares theretofore issuable upon the exercise of this Warrant, by a fraction of which the numerator shall be the Current Market Price per share of Common Stock on the record date mentioned below in this paragraph (c), and of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the then fair value as determined by the Board (whose determination, if made in good faith, shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

(d)   Notwithstanding the foregoing, the provisions of Section 4.01(a), (b) and (c) shall not apply to any of the following:

(i)            the issuance and sale of shares of capitalc stock by the Company for cash pursuant to a bona fide public offering pursuant to a registration statement filed under the Securities Act;

(ii)           the issuance of shares of capital stock (or options with respect thereto) by the Company to employees, officers or directors of, or consultants or advisors to, the Company or its subsidiaries pursuant to a bona fide compensatory plan or arrangement approved by the Board of Directors of the Company;

(iii)          the issuance of shares of capital stock by the Company upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of the Warrant Agreement (including the Warrants);

(iv)          the issuance of shares of Common Stock by the Company as a dividend or distribution on the Company’s Series A Preferred Stock in accordance with the provisions with respect thereto in effect on the date of the Warrant Agreement;

(v)           the issuance of shares of capital stock by the Company to financing institutions or lessors in connection with commercial credit arrangements, equipment financings or similar strategic transactions approved by a disinterested majority of the Board of Directors;

(vi)          the issuance of shares of capital stock by the Company in connection with bona fide acquisitions of businesses, products or technologies, as approved by a disinterested majority of the Board of Directors;

(vii)         the issuance of shares of capital stock by the Company in connection with strategic partnerships, joint ventures, licensing arrangements or similar transactions not involving financial investors, as approved by a disinterested majority of the Board of Directors; or

(viii)        any other issuance of shares of capital stock (or options, warrants or rights to acquire such shares) by the Company that is (i) approved by a disinterested majority of the Board of Directors, and (ii) approved by the vote or written consent of the Holders of Warrants representing the right to acquire in the aggregate at least 66 2/3% of all Warrant Shares then issuable pursuant to unexercised Warrants.

(e)   If any event occurs as to which the foregoing provisions of this Section 4.01 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of this Warrant, or otherwise adversely affect the Holder.

Section 4.02.       Adjustment Rules.

(a)   No adjustment in the number of Warrant Shares issuable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 4.02 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations shall be made to the nearest whole share, as the case may be, and no fractional shares shall be issued.

(b)   No adjustment in the Exercise Price shall be made hereunder if such adjustment would reduce the exercise price to an amount below the par value of the Common Stock.

(c)   As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock.

Section 4.03.       Adjustment of Exercise Price.  Whenever the number of Warrant Shares issuable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares so issuable immediately thereafter; provided, however, that the Exercise Price shall never be less than the par value of the Common Stock.

Section 4.04.       Notice of Adjustment.  Whenever the number of Warrant Shares issuable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail to the Holder a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Chief Accounting Officer of the Company, which sets forth the number of Warrant Shares issuable upon the exercise of this Warrant and the Exercise Price after such adjustment and a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

Section 4.05.       Capital Reorganization.  In the event of (i) any reclassification (other than a change in par value) of the Common Stock, (ii) any conversion of the Common Stock into securities of another corporation, (iii) the consolidation of the Company with, or the merger of the Company with or into, any other corporation where the Common Stock is converted into other securities or property (including cash) or (iv) the sale of all or substantially all of the properties and assets of the Company to any person as a consequence of which, with respect to any of the matters described in clauses (i) through (iv) of this Section 4.05, those persons who held all of the voting shares of the Company immediately prior to such transaction hold less than a majority of the voting shares or less than a majority of the beneficial interest in the resulting or surviving corporation (each such event hereinafter being referred to as a “Capital Change”), this Warrant shall be exercisable after such Capital Change, upon the terms and conditions specified in this Warrant, only for the number of shares of stock or other securities or property (including cash) of the Company or of the person into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (immediately prior to such Capital Change) upon exercise of such Warrant would have been entitled upon such Capital Change.  In any such case, if necessary, the provisions set forth in this Article IV with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants.

ARTICLE V

REGISTRATION

Section 5.01.       Piggyback Registration.

(a)           Whenever the Company proposes to file a Registration Statement (as defined below) at any time and from time to time, it shall, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders to the Company, given within 10 business days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares (as defined below) requested to be registered), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Holder or Holders to be registered to be so registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders; provided, however, that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 5.01 without obligation to any Holder.  As used in this Warrant, the term “Registration Statement” shall mean a registration statement filed by the Company with the Commission for a public offering and sale of Common Stock by the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another company).  As used in this Warrant, the term “Registrable Shares” shall mean (i) the Warrant Shares; (ii) any shares of Common Stock issued in respect of such Warrant Shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); and (iii) any other securities issued or issuable on exercise of this Warrant.

(b)           In connection with any registration under this 5.01 involving an underwriting, the Company shall not be required to include any Registrable Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it.  If the managing underwriter delivers to the Holder a good faith opinion in writing that inclusion of the Registrable Shares in the proposed offering could make consummation of the offering impracticable, then the Company shall be required to include in the registration only that number of Registrable Shares, if any, which the managing underwriter believes should be included therein.  If any such registration covers re-sales by any other holder of the Company’s securities (any such securities being referred to herein as “Secondary Securities”), any reduction in the number of Registrable Shares covered by the Registration Statement shall be effected on the basis of a corresponding reduction in the number of other Secondary Securities, pro rata based on the number of securities each such holder has designated for inclusion.  Upon any reduction described in this Section 5.01(b) of the number of Registrable Shares covered by a Registration Statement by an amount in excess of 50% of the number of Registrable Shares requested by the Holder to be included in the registration, the Holder shall be entitled to one additional “demand registration” pursuant to Section 5.02.

Section 5.02.       Demand Registration.

(a)           On any day following the first anniversary of the date of the Warrant Agreement, if the Company shall receive at any time a written request from the Holder that the Company file a Registration Statement covering the registration of all or part of the Warrant Shares, then the Company shall, subject to the limitations set forth in this Warrant, prepare and file such Registration Statement with the Commission, and thereafter use its best efforts to have the Registration Statement declared effective under the Securities Act as soon as practicable, and in any event within 90 days after the receipt of such request.  Except as otherwise provided in Section 5.01(b) and Section 5.02(c), the Company is obligated to effect only two registrations for the Holder pursuant to this Section 5.02.

(b)           If the Holder demands registration hereunder and intends to distribute the Warrant Shares covered by its request by means of an underwriting, the Holder shall so advise the Company as part of its request made pursuant to this Section 5.02.  The underwriter or underwriters will be selected by the Company and shall be reasonably acceptable to the Holder.  The Holder and the Company shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(c)           Notwithstanding the foregoing, (i) a Holder may not demand registration pursuant to this Section 5.02 if a registration pursuant to this Section 5.02 has been effected pursuant to and in accordance with any Warrant within the previous 90 days, (ii) the Company may delay filing any Registration Statement in the event that (A) the Company shall have filed a Registration Statement with respect to an offering by the Company of its Common Stock (or securities convertible into or exchangeable for Common Stock) or shall have taken and be continuing to take substantial steps towards filing such a Registration Statement, and (B) the managing underwriter of the offering that is the subject of such Registration Statement shall have delivered to the Holder an opinion in writing that filing a Registration Statement for the benefit of the Holder at such time would materially and adversely affect the offering of the Common Stock (or securities convertible into or exchangeable for Common Stock) by the Company; (iii) the Company may delay filing any Registration Statement in the event that the Company shall have furnished to the Holder a certificate signed by the President of the Company stating that the Company’s ability to pursue a significant business opportunity would be materially and adversely affected by a registered public offering of the Company’s Common Stock at such time; provided, however, that (x) no delay pursuant to clause (ii) or this clause (iii) shall extend beyond a reasonable period of time or in any event beyond 120 days after such request; (y) in no event shall the aggregate delays imposed under clauses (ii) and (iii) exceed 120 days in any twelve-month period; and (z) upon the imposition of any delay pursuant to clause (ii) or (iii), the Holder shall be entitled to one additional “demand registration” pursuant to this Section 5.02, (iv) if, in connection with any underwritten registration made pursuant to this Section 5.02, the managing underwriter or underwriters of such underwritten offering shall inform the Company and the person(s) participating in such underwritten offering by letter of its belief that the number of securities requested to be included in such registration exceeds the number that can be sold in (or during the time of) such offering within a price range acceptable to the Holder, then the Company will include in such registration such number of shares of Common Stock which the Company is so advised can be sold in (or during the time of) such registration, in which case for each such occurrence the Holder shall be entitled to have an additional demand registration right under this Warrant conforming with the terms of this Section 5.02, and (v) a Holder may not demand registration pursuant to this Section 5.02 unless it proposes to dispose of Registrable Shares representing in the aggregate less than 10% of the aggregate of all Warrant Shares.

Section 5.03.          Obligations of the Company.  Whenever required pursuant to this Warrant to effect the registration of any Warrant Shares, the Company shall perform the following obligations as expeditiously as reasonably possible:

(a)           The Company shall prepare and file with the Commission a Registration Statement with respect to such Warrant Shares and use its best efforts to cause such Registration Statement to become effective, provided, that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to the Holder and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to review by the Holder and underwriters, and the Company will not file any Registration Statement pursuant to Section 5.02 or any amendments or supplements thereto to which the Holder or such managing underwriters, if any, shall reasonably object unless otherwise required by law.

(b)           The Company shall prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and will take all actions necessary to keep the Registration Statement effective for 360 days, or such shorter period as will terminate when all Warrant Shares covered thereby have been sold.

(c)           The Company shall furnish to the Holder such number of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Warrant Shares.

(d)           The Company shall use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           The Company shall notify the Holder and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the Company’s becoming aware that the prospectus (including any document incorporated therein by reference), as then in effect, includes an untrue statement of material fact therein or omits to state a material fact required to be stated therein or necessary to make the statements not misleading in light of the circumstances then existing.

Section 5.04.          Obligations of the Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant with respect to the Warrant Shares of the Holder that (i) the Holder shall furnish to the Company such information regarding itself, the Warrant Shares held by it, and the intended method of distribution of such securities as shall be required to effect the registration of the Holder’s Warrant Shares and (ii) in the event of any underwritten public offering, the

Holder shall enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering.

Section 5.05.          Expenses of Registration.  All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 5.01 and 5.02, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holder shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 5.02 if the registration request is subsequently withdrawn at the request of the Holder.

Section 5.06.          Delay of Registration.  No Holder shall have any rights to obtain or seek an injunction restraining or otherwise delaying any registration by the Company as the result of any controversy that may arise with respect to the interpretation or implementation of this Article V.

Section 5.07.          Expiration of Registration Rights.  The right to require registration of Registrable Shares under this Article V shall terminate upon the first to occur of (i) the first anniversary of the expiration of the Warrant, and (ii) such time as the Holder is able to offer for sale all Registrable Shares beneficially owned by it pursuant to Rule 144(k) promulgated under the Securities Act; provided, however, that the Holder’s rights under this Article V shall continue following such expiration in respect of any demand or request for registration made before such expiration.

Section 5.08.          Indemnification.  In the event any Warrant Shares are included in a Registration Statement under this Warrant:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Holder, the officers and directors of the Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each of which is referred to herein as a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any prospectus subject to completion or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities laws and the Company will reimburse the Holder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, on an as-incurred basis, in connection with investigating or defending any such loss, claim, damage, liability, or action.

(b)           Notwithstanding Section 5.08(a), the indemnity provisions contained in this Section 5.08 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of a Violation that results from reliance upon written information furnished expressly for use in connection with such registration by the Holder, officer, director, underwriter or controlling person of the Holder.

(c)           To the extent permitted by law, the Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter against any losses, claims, damages, or liabilities (joint or several) to which the Company (or any director, officer, controlling person) may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or action in respect thereto) arise out of any Violation, in each case to the extent (and only to the extent) that such Violation results from reliance upon written information furnished by the Holder expressly for use in connection with such registration.

(d)           The Holder will reimburse any legal or other expenses reasonably incurred by the Company (or any director, officer, controlling person), or underwriter (or controlling person) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.08 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Holder, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the liability of the Holder under this Section 5.08 shall be limited to an amount equal to the gross proceeds received by the Holder from the offering of shares sold by the Holder, unless such liability arises out of or is based on willful misconduct of the Holder.

Section 5.09.          Conduct of Indemnification Proceedings.  Within a reasonable time after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) under this Article V, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof.  Such indemnifying party shall have the right to participate in and subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, if the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel mutually satisfactory to the parties; provided, however, that the indemnified party shall cooperate with the indemnifying party, and that if representation of an indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interest between such indemnified party and any other party represented by such counsel in such proceeding, such indemnified party shall have the right to retain its own counsel, with the reasonable fees and reasonable expenses to be paid by the indemnifying party.

Section 5.10.          Failure to Notify.  The failure of an indemnified party to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if such failure is prejudicial to the indemnifying party, shall relieve such indemnifying party of any liability to the indemnified party under this Article V to the extent such party is prejudiced.  However, the omission of the indemnified party to deliver such written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Article V.

Section 5.11.          Contribution.  If the indemnification provided for in this Article V is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability, or action referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

Section 5.12.          Underwriting Agreement Controls.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

ARTICLE VI

RIGHT OF FIRST REFUSAL

Section 6.01.          Right of First Refusal.

(a)      Except with respect to issuance of shares of capital stock by the Company as set forth in Section 4.01(d) hereof, the Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (i) any shares of its Common Stock, (ii) any other equity securities of the Company, including, without limitation, shares of preferred stock, (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (iv) any debt securities convertible into equity securities of the Company (collectively, the “Offered Securities”), unless in each such case the Company shall have first complied with this Article VI.

(b)      The Company shall deliver to each Holder a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (i) identify and describe the Offered Securities, (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities, if known, to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Holder (x) that number of the Offered Securities which represents the same percentage of the total Offered Securities as the number of shares of Common Stock held by such Holder (including all shares of the Company’s capital stock convertible into Common Stock, counting such shares as if converted) represents of the total number of outstanding shares of Common Stock (including all shares of the Company’s capital stock convertible into Common Stock, counting such shares as if converted) (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Holder shall indicate it will purchase should the other Holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”).  Each Holder shall have the right, for a period of 15 days following delivery of the Offer, to accept the Offer in the manner provided in paragraph (c) below.  The Offer by its term shall remain open and irrevocable for such 15-day period.

(c)      To accept an Offer, in whole or in part, an Holder must deliver a written notice to the Company prior to the end of the 15-day period of the Offer, setting forth the portion of the Holder’s Basic Amount that the Holder elects to purchase and, if such Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Holder elects to purchase (the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Holders are less than the total Basic Amounts, then each Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the total Basic Amounts and the Basic Amounts subscribed for (the  “Available Undersubscription Amount”), each Holder that has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Holder bears to the total Undersubscription Amounts subscribed for by all Holders, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(d)      In the event that Notices of Acceptance are not given by Holders in respect of all the Offered Securities, the Company shall have 90 days from the expiration of the 15-day period set forth in Section 6.01(b) hereof, to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Holders (the “Refused Securities”), but only to the offerees or purchasers described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(e)      In the event the Company shall propose to sell less than all the Refused Securities, then each Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Holder elected to purchase pursuant to Section 6.01(c) hereof, multiplied by a fraction (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to the Holders pursuant to Section 6.01(c) hereof prior to such reduction) and (ii) the denominator of which shall be the amount of all Offered Securities.  In the event that a Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Holders in accordance with Section 6.01(b) hereof.

(f)       Upon the closing of the issuance, sale or exchange of all or less than all the Refused Securities, the Holders shall acquire from the Company, and the Company shall issue to the Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 6.01(e) hereof if the Holders have so elected, upon the terms and conditions specified in the Offer.  The purchase by a Holder of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the participating Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to such Holders and the Company.

(g)      Any Offered Securities not acquired by the Holders or other persons in accordance with Section 6.01(d) hereof may not be issued, sold or exchanged until they are again offered to the Holders under the procedures specified in this Article VI.

Section 6.02.          Expiration of Right of First Refusal.  The rights granted under this Article VI shall terminate upon the first to occur of the (i) expiration of the Warrant, and (ii) first date that the Holder no longer holds, or has rights to purchase, at least 5,000 Warrant Shares.

ARTICLE VII

MISCELLANEOUS

Section 7.01.          No Dilution or Impairment.  The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as any be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise and (b) will not effect a subdivision or split-up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

Section 7.02.          Confidentiality.  The Holder agrees to hold in confidence and trust all information provided to the Holder in connection with its board observer rights under Section 5.01 of the Warrant, except to the extent that such information (i) is in the public domain at the time that it is provided to the Holder, (ii) enters the public domain after it is provided to the Holder through no fault of the Holder or the observer appointed by the Holders or (iii) is required by law to be disclosed to a third party.

Section 7.03.          Binding Agreement.  All of the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.  Nothing expressed in this Warrant and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Company and the Holder, any legal or equitable right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement herein, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company, the Holder and their respective successors and assigns.

Section 7.04.          GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 7.05.          Headings.  The Article and Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof.

Section 7.06.          Counterparts.  This Warrant may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7.07.          Survival.  Any obligation of the Company or the Holder under this Warrant, including, without limitations obligations set forth in Article V, the complete performance of which may require performance beyond the term of this Warrant, shall survive the expiration of such term.

Section 7.08.          Amendments and Waivers.  The respective rights and obligations of the Company and the Holder may be modified or waived only by a writing executed by the party against whom the amendment or waiver is to be enforced.

[Signature is on the following page.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered.

INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Paul T. Hempel
Name: Paul T. Hempel
Title: General Counsel and Secretary

Dated: December 20, 2001

ACCEPTED AND AGREED:

RBS MEZZANINE LIMITED

By:	/s/ Alison M. Rose
Name: Alison M. Rose
Title: Director

FORM OF NOTICE OF EXERCISE

(To be executed only upon exercise of Warrant)

To ____________________________

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ____ (1) shares of Common Stock of Inverness Medical Innovations, Inc. and herewith makes payment of $___________ therefor and requests that the certificates for such shares be issued in the name of, and delivered to_____________  whose address is

______________________________________________.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of this Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

(1)           Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for additional Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

FORM OF ASSIGNMENT

(To be executed only upon transfer of Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto ____________________ the right represented by such Warrant to purchase ________  shares of Common Stock of Inverness Medical Innovations, Inc. to which such Warrant relates, and appoints________________  Attorney to make such transfer on the books of ____________________ maintained for such purpose, within full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of this Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

Signed in the presence of: